UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

THE DUN & BRADSTREET

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

103 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

(973) 921-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EX-4.1:	Second Supplemental Indenture, dated as of June 15, 2015, between The Dun & Bradstreet Corporation and Wells Fargo Bank, National Association, as Trustee
EX-4.2:	Form of 4.000% Senior Notes due 2020
EX-5.1:	Opinion of Shearman & Sterling LLP, as to the legality of the Notes
EX-23.1:	Consent of Shearman & Sterling LLP (included in exhibit 5.1)

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on June 8, 2015, The Dun & Bradstreet Corporation (the “Company”) entered into an Underwriting Agreement, relating to the offering and sale of $300 million aggregate principal amount of its 4.000% Senior Notes due 2020 (the “Senior Notes”). The Senior Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (Registration No. 333-203764) previously filed with the Securities and Exchange Commission.

The closing of the sale of the Senior Notes occurred on June 15, 2015. The net proceeds received by the Company from the sale of the Senior Notes were approximately $296 million, after deducting the underwriting discount and offering expenses. The Company will use the net proceeds from the sale of the Senior Notes for the repayment of borrowings outstanding under its revolving credit facility which expires on July 23, 2019 and for general corporate purposes. The Senior Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of its current and future unsecured and unsubordinated indebtedness, including any borrowings under its senior credit facilities, and senior to all of its future subordinated debt. The Indenture governing the Senior Notes does not prohibit the incurrence of indebtedness by the Company or its subsidiaries.

The Senior Notes will be issued pursuant to an Indenture (the “Indenture”), dated as of March 14, 2006, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as supplemented by a First Supplemental Indenture, dated as of December 3, 2012, between the Company and The Bank of New York Mellon, as further supplemented by a Second Supplemental Indenture, dated as of June 15, 2015, between the Company and Wells Fargo Bank, National Association, as trustee. The Second Supplemental Indenture is attached hereto as Exhibit 4.1. The Senior Notes will mature on June 15, 2020. Interest on the Senior Notes is payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 2015. Each interest payment will be made to the persons who are registered holders of the Senior Notes on the immediately preceding June 1 and December 1, respectively.

The foregoing description of the terms of the Senior Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 14, 2006, the First Supplemental Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated December 3, 2012, the Second Supplemental Indenture, attached as Exhibit 4.1 hereto, and the Form of 4.000% Senior Notes due 2020 attached as Exhibit 4.2 hereto.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibits are being filed herewith and incorporated by reference in the Registration Statement:

Exhibit No.	Exhibits

4.1	Second Supplemental Indenture, dated as of June 15, 2015, between The Dun & Bradstreet Corporation and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 4.000% Senior Notes due 2020

5.1	Opinion of Shearman & Sterling LLP, as to the legality of the Notes

23.1	Consent of Shearman & Sterling LLP (included in exhibit 5.1)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Richard S. Mattessich
Name:	Richard S. Mattessich

Title:	Vice President, Associate General Counsel & Assistant Corporate Secretary

DATE: June 15, 2015

Exhibit No.	Exhibits

4.1	Second Supplemental Indenture, dated as of June 15, 2015, between The Dun & Bradstreet Corporation and Wells Fargo Bank, National Association as Trustee

4.2	Form of 4.000% Senior Notes due 2020

5.1	Opinion of Shearman & Sterling LLP, as to the legality of the Notes

23.1	Consent of Shearman & Sterling LLP (included in exhibit 5.1)